Exhibit 99.5

SELECTED FINANCIAL DATA

The following table presents selected financial data about us and our predecessor for the most recent five fiscal years. The selected financial data as of December 31, 2007 and 2008 and for each of the three years ended December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements and related notes thereto, included elsewhere in this offering memorandum. The selected financial data as of December 31, 2005 and for the period from March 15, 2005 through December 31, 2005 have been derived from our audited consolidated financial statements and related notes thereto, not included in this offering memorandum. The selected financial data as of March 14, 2005 and December 31, 2004 and for the period from January 1, 2005 though March 14, 2005 and for the year ended December 31, 2004 have been derived form our predecessor’s audited consolidated financial statements and related notes thereto, not included in this offering memorandum. The selected financial data for all prior periods has been adjusted for the retrospective application of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement).” The requirements of SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51” were also applied retrospectively and only change the presentation of non-controlling interests and its inclusion in equity for all prior years. You should read the following table in conjunction with the financial statements, the related notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this offering memorandum.

	Successor Company				Predecessor Company(1)
				Period	Period
				from	from
				March 15,	January 1,
				2005	2005	Year
				through	through	Ended
	Years Ended December 31,			December 31,	March 14,	December 31,
	2008(2)	2007	2006	2005	2005	2004
	(In thousands, except per share amounts)

Statement of Operations Data:
Revenues	$556,131	$256,108	$248,717	$152,399	$29,866	$112,510
Impairments	172,840 (3)	116	2,580	2,237	—	19,309
Operating income (loss)	(127,545)	66,630	88,390	41,816	879	(48,719)
Reorganization costs	—	—	—	—	(6,659)	(8,617)
Fresh-start adjustments	—	—	—	—	(219,008)	—
Interest expense	(35,836)	(7,568)	(1,286)	(6,430)	(1,940)	(33,405)
Interest income	9,875	14,132	4,198	615	—	423
Unrealized gain on mark-to-market of embedded derivative	52,653 (4)	—	—	—	—	—
Gain on conversion of debt	9,008 (5)	—	—	—	—	—
Net income (loss) attributable to Trico Marine Services, Inc.	(113,655)	60,172	58,724	20,100	(61,361)	(95,952)
Earnings (loss) per
Common share:
Basic	$(7.71)	$4.13	$4.01	$1.78	$(1.66)	$(2.60)
Diluted	(7.71)	3.98	3.86	1.74	(1.66)	(2.60)

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	Successor Company				Predecessor Company(1)
				Period	Period
				from	from
				March 15,	January 1,
				2005	2005	Year
				through	through	Ended
	Years Ended December 31,			December 31,	March 14,	December 31,
	2008(2)	2007	2006	2005	2005	2004
	(In thousands)

Balance Sheet Data:
Working capital excess (deficit)	$11,680	$140,004	$151,068	$46,259	NA	$(26,660)
Property and equipment, net	804,410	473,614	231,848	225,646	NA	459,211
Total assets	1,202,736	680,447	435,322	344,222	NA	550,755
Total debt	770,080	119,345	9,863	46,538	NA	147,131
Liabilities (subject to compromise)	—	—	—	—	NA	275,179
Total Trico Marine Services, Inc. stockholders’ equity	178,994	430,125	312,338	222,432	NA	63,841
Cash Flow Data:
Cash flows from operations	$79,938	$112,476	$101,731	$27,174	$9,168	$(14,761)
Cash flows from investing	(592,877)	(235,269)	(23,227)	4,292	(650)	(5,144)
Cash flows from financing	502,596	130,361	(16,261)	1,299	(2,596)	7,048
Effect of exchange rate on cash	(26,507)	9,722	712	(701)	62	135
Net increase (decrease) in cash	(36,850)	17,290	62,955	32,064	5,984	(12,722)

(1)	We exited bankruptcy protection on March 15, 2005. In accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, we adopted “fresh-start” accounting as of March 15, 2005. Fresh-start accounting is required upon a substantive change in control and requires that the reporting entity allocate the reorganization value to our assets and liabilities in a manner similar to that which is required under Statement of Financial Accounting Standards No. 141, Business Combinations. Under the provisions of fresh-start accounting, a new entity has been deemed created for financial reporting purposes.

(2)	We acquired DeepOcean and CTC Marine on May 15, 2008. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Significant Events — Acquisition of DeepOcean and CTC Marine” for the contributions of DeepOcean and CTC Marine to our operating results for 2008, and Note 4 to our consolidated financial statements included in this offering memorandum for pro forma results from this acquisition.

(3)	Includes impairment of goodwill of $169.7 million and tradenames of $3.1 million based on our annual impairment analysis under SFAS 142.

(4)	We have an embedded derivative within our 6.5% debentures that requires bifurcation and valuation under SFAS No. 133. The estimate of fair value of the embedded derivative will fluctuate based upon various factors that include our common stock closing price, volatility, United States Treasury bond rates, and the time value of options. The calculation of the fair value of the derivative requires the use of a Monte Carlo simulation lattice option-pricing model. On December 31, 2008, the estimated fair value of the derivative was $1.1 million resulting in a $52.7 million unrealized gain for the year ended December 31, 2008.

(5)	In December 2008, two holders of our 6.5% debentures converted $22 million principal amount of the debentures, collectively, for a combination of $6.3 million in cash related to the interest make-whole provision and 544,284 shares of our common stock based on the initial conversion rate of 24.74023 shares for each $1,000 in principal amount of debentures. We recognized a gain on conversion of $9.0 million.

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